                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              THERMO VOLTEK CORP.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


               ------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

Notes:

THERMO VOLTEK CORP.
470 Wildwood Street, Woburn, MA 01888



                                       July ___, 1996

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of the Stockholders of Thermo Voltek Corp. Your Board of Directors and management look forward to greeting personally those Stockholders able to attend.

     At the Meeting, your Board of Directors is asking Stockholders to approve an amendment to the Corporation's Certificate of Incorporation to increase the Corporation's authorized common stock from 10 million shares to 25 million shares. On June 12, 1996, the Board of Directors declared a three-for-two stock split that is contingent upon approval of the increase in the authorized shares. The amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the issued and outstanding shares of common stock. This proposal is described more fully in the accompanying Proxy Statement which you are urged to read thoroughly.

     For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" the proposal.

     It is important that your shares are represented and voted at the Meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed Proxy to our transfer agent, American Stock Transfer & Trust Company, in the envelope provided, at your earliest convenience.

                                       Yours very truly,

                                       JOHN W. WOOD JR.
                                       Chairman and President

THERMO VOLTEK CORP
470 Wildwood Street, Woburn, MA 01888



                                       July ___, 1996



To the Holders of the Common Stock of
  THERMO VOLTEK CORP.

                           NOTICE OF SPECIAL MEETING

     A Special Meeting of the Stockholders (the "Meeting") of Thermo Voltek Corp. (the "Corporation") will be held on Thursday, August 8, 1996, at 10:00 a.m. at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts. The purpose of the Meeting is to consider and take action upon a proposal recommended by the Board of Directors to amend the Corporation's Certificate of Incorporation to increase the Corporation's authorized common stock, $.05 par value per share, from 10 million shares to 25 million shares.

     The transfer books of the Corporation will not be closed prior to the Meeting, but, pursuant to appropriate action by the Board of Directors, the record date for the determination of the Stockholders entitled to notice of and vote at the Meeting is July 10, 1996.

     The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the Meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed Proxy in the accompanying envelope, which requires no postage if mailed in the United States.

     This Notice, the Proxy and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                       SANDRA L. LAMBERT
                                           Secretary

                                PROXY STATEMENT

     The enclosed Proxy is solicited by the Board of Directors of Thermo Voltek Corp. (the "Corporation") for use at the Special Meeting of the Stockholders (the "Meeting") to be held on Thursday, August 8, 1996, at 10:00 a.m. at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts, and any adjournment thereof. The mailing address of the executive office of the Corporation is 470 Wildwood Street, Woburn, Massachusetts 01888. This Proxy Statement and the enclosed Proxy were first furnished to Stockholders of the Corporation on or about July ___, 1996.

                               VOTING PROCEDURES

     The representation in person or by proxy of a majority of the outstanding shares of common stock of the Corporation, $.05 par value ("Common Stock"), entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed Proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

     Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the proposal and as the individuals named as proxy holders on the Proxy deem advisable on all other matters as may properly come before the Meeting.

     The affirmative vote of a majority of the Corporation's outstanding Common Stock entitled to vote on the matter is necessary for approval of the proposal to increase the authorized Common Stock. An instruction to abstain from voting on the proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the proposal. Broker "non-votes" on the proposal will have the effect of a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

     A Stockholder who returns a Proxy may revoke it at any time before the Stockholder's shares are voted at the Meeting by written notice to the Secretary of the Corporation received prior to the Meeting, by executing and returning a later-dated Proxy or by voting by ballot at the Meeting.

     The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of May 31, 1996 consisted of 5,832,638 shares of Common Stock. Only Stockholders of record at the close of business on July 10, 1996 are entitled to vote at the Meeting. Each share is entitled to one vote.

                                STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermedics Inc. ("Thermedics"), the Corporation's parent company, and of Thermo Electron Corporation ("Thermo Electron"), Thermedics' parent company, as of May 31, 1996, with respect to (i) each person who was known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) the Corporation's chief executive officer and its two other most highly compensated executive officers for the last three fiscal years (iv) all Directors and current executive officers as a group.


                                           Thermo Voltek      Thermedics      Thermo Electron
        Name (1)                             Corp. (2)         Inc. (3)       Corporation (4)
        --------                           -------------      ----------      ---------------
Thermedics Inc. (5).....................     4,635,391             N/A               N/A
Credit Suisse (6).......................       400,849             N/A               N/A
Pecks Management Partners Ltd. (7)......       319,999             N/A               N/A
Dominick R. Congiusti...................        17,199          15,290            10,729
Elias P. Gyftopoulos....................         1,500           4,500            69,570
William W. Hoover.......................        15,497               0                 0
Sandra L. Lambert.......................         4,999           9,861            85,623
Theo Melas-Kyriazi......................         4,999          21,002           177,510
Michael D. Norton.......................        59,279          27,239            28,243
Peter Richman...........................        34,133           8,000             3,300
John W. Wood Jr. .......................        62,048         196,488           261,489
All Directors and current executive
  officers as a group (10 persons)......       208,003          352,680        1,406,479

(1) Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children and all share ownership includes sole voting and investment power.

(2) Shares beneficially owned by Mr. Congiusti, Dr. Gyftopoulos, Mr. Hoover, Ms. Lambert, Mr. Melas-Kyriazi, Mr. Norton, Mr. Richman, Mr. Wood and all Directors and executive officers as a group include 17,199, 1,500, 13,598, 4,999, 4,999, 55,300, 26,100, 58,049 and 187,343 shares, respectively, that such person or group has the right to acquire within 60 days of May 31, 1996 through the exercise of stock options. Shares beneficially owned by Mr. Richman and all Directors and executive officers as a group include 2,033 shares allocated through May 31, 1996 to his account maintained under the Corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of May 31, 1996; all Directors and executive officers as a group beneficially owned 3.5% of the Common Stock outstanding as of such date.

(3) Shares of the common stock of Thermedics beneficially owned by Mr. Congiusti, Dr. Gyftopoulos, Ms. Lambert, Mr. Melas-Kyriazi, Mr. Norton, Mr. Richman, Mr. Wood and all Directors and executive officers as a group include 14,500, 4,500, 8,000, 20,000, 26,250, 4,500, 125,500 and 272,250
     shares, respectively, that such person or member of the group has the right to acquire within 60 days of May 31, 1996 through the exercise of stock options. Shares beneficially owned by Ms. Lambert, Mr. Melas-Kyriazi, Mr. Wood and all Directors and executive officers as a group include 717, 858, 1,218 and 5,301 full shares, respectively, allocated through May 31, 1996 to their respective accounts maintained pursuant to Thermo Electron's employee stock ownership plan, of which the trustees, who have investment power over its assets, were as of May 31, 1996 executive officers of Thermo Electron (the "ESOP"). No Director or executive officer nor all Directors and executive officers as a group beneficially owned more than 1% of the Thermedics common stock outstanding as of May 31, 1996.

(4) The shares of the common stock of Thermo Electron shown in the table reflect a three-for-two split of such stock effected in June 1996. Shares of the common stock of Thermo Electron beneficially owned by Mr.

     Congiusti, Dr. Gyftopoulos, Ms. Lambert, Mr. Melas-Kyriazi, Mr. Norton, Mr. Wood and all Directors and executive officers as a group include 9,750, 7,875, 71,866, 129,075, 27,375, 224,658 and 905,958 shares, respectively, that such person or member of the group has the right to acquire within 60 days of May 31, 1996 through the exercise of stock options. Shares beneficially owned by Ms. Lambert, Mr. Melas-Kyriazi, Mr. Wood and all Directors and executive officers as a group include 753, 873, 1,578 and 6,270 full shares, respectively, allocated through May 31, 1996, to their respective accounts maintained pursuant to Thermo Electron's ESOP. No Director or executive officer nor all Directors and executive officers as a group beneficially owned more than 1% of the Thermo Electron common stock outstanding as of May 31, 1996.

(5) Shares beneficially owned by Thermedics include 1,877,342 shares that Thermedics had the right to acquire within 60 days of May 31, 1996 through the conversion of certain convertible notes of the Corporation held by Thermedics. As of May 31, 1996, Thermedics beneficially owned 60.1% of the outstanding Common Stock. Thermedics' address is 470 Wildwood Street, Woburn, Massachusetts.

(6) Information regarding the number of shares of Common Stock beneficially owned by Credit Suisse is based on the most recent Schedule 13G of Credit Suisse received by the Corporation, which reported such ownership as of December 31, 1995. The address of Credit Suisse is Paradeplatz 8, 8070 Zurich, Switzerland. As of May 31, 1996, Credit Suisse beneficially owned approximately 6.9% of the outstanding Common Stock of the Corporation.

(7) Information regarding the number of shares of Common Stock beneficially owned by Pecks Management Partners Ltd. is based on the most recent
     Schedule 13G of Pecks Management Partners Ltd. received by the Corporation, which reported such ownership as of December 31, 1995. The address of Pecks Management Partners Ltd. is One Rockefeller Plaza, New York, New York. As of May 31, 1996, Pecks Management Partners Ltd. beneficially owned approximately 5.5% of the outstanding Common Stock of the Corporation.


                 PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

    The Board of Directors has determined that it is advisable to increase the Corporation's authorized Common Stock from 10 million shares to 25 million shares, and has voted to recommend that the Stockholders adopt an amendment to the Corporation's Certificate of Incorporation effecting the proposed increase. The Board of Directors is recommending the increase in order to effect a three-for-two stock split to be paid on August 23, 1996 to stockholders of record on August 9, 1996.

     On June 12, 1996, the Board of Directors approved a three-for-two split of the Common Stock, to be effected in the form of a 50% stock dividend, subject to the approval by the Stockholders of the Corporation of the increase in the Corporation's authorized Common Stock as described above. If effected, the 50% stock split would be paid on July August 23, 1996 to holders of record of the Common Stock on August 9, 1996. This stock split is subject to the approval by the Stockholders of the proposed increase in the authorized Common Stock and will not be effected if such approval is not obtained.

     As of May 31, 1996, approximately 5,832,638 million shares of Common Stock were issued and outstanding (excluding treasury shares), and approximately an additional 3,821,714 million shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under the Corporation's various stock-based plans. Accordingly, a total of approximately 346,000 shares of Common Stock are available for future issuance.

     The Board of Directors believes it continues to be in the best interest of the Corporation to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors' discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to the Corporation's Certificate of Incorporation and the delay and expense incurred in holding special meetings of the Stockholders to approve such amendments. There are at present no specific understandings, arrangements or agreements with respect to any future acquisitions that would require the Corporation to issue any new shares of its Common Stock. The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

     No further authorization by vote of the Stockholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authorities or rules of the American Stock Exchange or any stock exchange on which the Corporation's shares may then be listed. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. The Stockholders of the Corporation do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Corporation's securities.

     Thermedics, which owned approximately ____% of the outstanding voting stock of the Corporation on July ___, 1996, has sufficient votes to approve the amendment and has indicated its intention to vote for the approval of the amendment.

- --------------------------------------------------------------------------------

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Meeting is required to approve the amendment to the Corporation's Certificate of Incorporation to effect the proposed increase in the Corporation's authorized shares. The Board of Directors considers this amendment to be advisable and in the best interests of the Corporation and its Stockholders and recommends that you vote FOR approval of the amendment. If not otherwise specified, Proxies will be vote FOR approval of this amendment.

- --------------------------------------------------------------------------------

                                 OTHER ACTION

     Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the Proxies grant power to the proxy holders to vote shares represented by the Proxies in the discretion of such proxy holders.

                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 1997 Annual Meeting of the Stockholders of the Corporation must be received by the Corporation for inclusion in the Proxy Statement and form of Proxy relating to that meeting no later than December 25, 1996.

                            SOLICITATION STATEMENT

     The cost of this solicitation of Proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit Proxies personally, by telephone or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith.

Woburn, Massachusetts
July ___, 1996

                                 FORM OF PROXY

                              THERMO VOLTEK CORP.

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 23, 1996



  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.



     The undersigned hereby appoints John W. Wood Jr., John N. Hatsopoulos and Jonathan W. Painter, or any one of them acting in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of the Stockholders of Thermo Voltek Corp., a Delaware corporation (the "Company"), to be held on Thursday, August 8, 1996, at 10:00 a.m., and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on July 10, 1996, with all of the powers the undersigned would possess if personally present at such meeting:

                 (Continued and to be signed on reverse side.)

                                         ++++                            +
         Please mark your                +                               +
[ X ]    votes as in this                +                               ++++
         example.

The shares represented by this Proxy will be voted "FOR" the proposal set forth below if no instruction to the contrary is indicated or if no instruction is given.

                                                       FOR   AGAINST   ABSTAIN
1.   Approve an amendment to the Certificate           [  ]    [  ]     [  ]
     of Incorporation of the Company to increase the authorized common stock from
     10 million shares to 25 million shares.

2. In their discretion on such other matters as may properly come before the Meeting.

     Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.



     PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.





SIGNATURE(S)_____________________________________________  DATE_________________
(Note: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. EXECUTORS,
       ADMINISTRATORS, TRUSTEE, ETC. SHOULD SO INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF MORE PERSONS, ALL SHOULD SIGN.)